Exhibit 5.1

August 10, 2011

Telular Corporation
311 South Wacker Drive, Suite 4300
Chicago, Illinois 60606-6622

Re:           Registration Statement on Form S-3.

Ladies and Gentlemen:

We have acted as counsel to Telular Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities (as defined below) pursuant to the registration statement on Form S-3 filed with the Securities and Exchange commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).  The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of $35,000,000 (as such amount may be increased in accordance with Rule 462 under the Securities Act) or the equivalent of one or more of the following securities (collectively, the "Securities") which may be issued by the Company, from time to time, under the Registration Statement:

(1)
shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement;

(2)	senior and subordinated debt securities (the "Debt Securities"), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof;

(3)	warrants to purchase Common Stock and Debt Securities (“Warrants”);

(4)	subscription rights to purchase Common Stock and Warrants (“Subscription Rights”);

(5)
stock purchase contracts obligating the holder to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specific number of shares of Common stock at a future date or dates (“Stock Purchase Contracts”); and

(6)
stock purchase units representing ownership of a Stock Purchase Contract, with the holders’ obligations to purchase Common Stock being secured by debt securities or debt obligations of third parties (“Stock Purchase Units”).

Telular Corporation

The Common Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.”

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

        Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(1)
When, as and if: (i) the Registration Statement and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the shares of Common Stock with consideration so fixed have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be validly issued, fully paid and non-assessable.

(2)
When, as and if: (i) the Registration Statement  and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the applicable indenture (the “Indenture”) has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Indenture and any Debt Securities, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (v) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered against payment therefor  in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Telular Corporation

(3)
When, as and if: (i) the Registration Statement and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Warrants, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Warrants have been duly executed and authenticated in accordance with any applicable warrant agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(4)
When, as and if: (i) the Registration Statement and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Subscription Rights, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Subscription Rights have been duly executed and authenticated in accordance with any applicable subscription agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Subscription Rights will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(5)
When, as and if: (i) the Registration Statement and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Stock Purchase Contracts, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Stock Purchase Contracts have been duly executed and authenticated in accordance with any applicable stock purchase contract agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Stock Purchase Contracts  will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Telular Corporation

(6)
When, as and if: (i) the Registration Statement and any post-effective amendments thereto have become effective under the Act and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Stock Purchase Units, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Stock Purchase Units have been duly executed and authenticated in accordance with any applicable stock purchase unit agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Stock Purchase Units will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is subject to the following qualifications and assumptions:

        We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest. or (v) the validity or binding nature of any debt security or debt obligation of a third party constituting a component of any Stock Purchase Unit.

We note that the maximum number of shares issuable under the Registration Statement is not specified, and we assume that the total number of shares of Common Stock issued under the Registration Statement, together with all other shares of Common Stock issued and outstanding or reserved for issuance, will not exceed the number of shares authorized for issuance under the Certificate of Incorporation of the Company.  We also assume that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of any such security, nor the compliance by the Company with the terms of any such security, will violate, or fail to comply with, any applicable law affecting the validity or binding nature of such security, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Telular Corporation

        We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the law of the District of Columbia, the State of New York, the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the Federal law of the United States of America.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
---/s/---
Covington & Burling LLP